                                                                    Exhibit 4.15

                               FORM OF CERTIFICATE

REGISTERED
No.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE
     NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO
     SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
     ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
     ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE &
     CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT
     NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
     SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE
     SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET
     FORTH IN SECTION 3.05 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO
     HEREIN.

     BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) NO PLAN ASSETS
     HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B)
     THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS
     EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE
     PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE
     EXEMPTIONS. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING
     THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN
     VIOLATION OF THE FOREGOING RESTRICTIONS.

                               GLOBAL CERTIFICATE

                  JETBLUE AIRWAYS PASS THROUGH TRUST, CLASS G-1

                        JetBlue Airways (Spare Parts) G-1
                            Pass Through Certificate

                 Final Legal Distribution Date: January 2, 2016

evidencing a fractional undivided interest in a trust, the property of which includes an Equipment Note secured by Collateral owned by JetBlue Airways
Corporation.

     having a face amount of $74,128,000 representing 0.00134902% of the Trust per $1,000 face amount

     THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a Fractional Undivided Interest having a face amount of $74,128,000 in the
JetBlue Airways (Spare Parts) G-1 Pass Through Trust (the "TRUST") created pursuant to a Pass Through Trust Agreement, dated as of November 14, 2006 (the
"AGREEMENT"), between Wilmington Trust Company (the "TRUSTEE") and JetBlue
Airways Corporation, a corporation incorporated under Delaware law (the
"COMPANY"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This
Certificate is one of the duly authorized Certificates designated as JetBlue
Airways (Spare Parts) G-1 Pass Through Certificates (herein called the
"CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement. By virtue of its acceptance hereof the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes an interest in certain Equipment Note and all rights of the
Trust to receive payments under the Intercreditor Agreement, the Policy and any
Liquidity Facility (the "TRUST PROPERTY"). Each issue of the Equipment Note is secured by, among other things, a security interest in the Collateral owned by the Company.

     The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

     Subject to and in accordance with the terms of the Agreement and the
Intercreditor Agreement, from and to the extent of funds then available to the
Trustee, there will be distributed on each (i) April 2, July 2, October 2 and
January 2 and (ii) in the case of any payment of principal or interest on, or with respect to, the Equipment Note received by the Subordination Agent after the date on which such payment is scheduled to be made, but within ten Business
Days of such scheduled payment date, the date of receipt of such payment by the
Trustee if received by noon and if later, the next Business Day (each a "REGULAR
DISTRIBUTION DATE"), commencing on January 2, 2007, to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding the Regular Distribution Date, an amount in respect of the
Scheduled Payments due on such Regular Distribution Date on the Equipment Note, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that
Special Payments on the Equipment Note are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable
Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special
Distribution Date, an amount in respect of such Special Payments on the
Equipment Note, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this
Certificate and an amount equal to the sum of such Special Payments so received.
If a Regular Distribution Date or Special Distribution Date is not a Business
Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or
Special Distribution Date. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this
Certificate.

     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this
Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This
Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any
Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the
Certificateholder of this Certificate shall be conclusive and binding on such
Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

     Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the
Trustee specified in such notice.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof except that one Certificate may be in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same aggregate
Fractional Undivided Interest in the Trust, as requested by the
Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

     UNTIL THE TRANSFER, THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS, FROM AND AFTER THE TRANSFER, THE AGREEMENT AND THIS
CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Unless the certificate of authentication hereon has been executed by the
Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: November 14, 2006

                                         JETBLUE AIRWAYS (SPARE PARTS)
                                         G-1 PASS THROUGH TRUST

                                         By: WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Trustee

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Certificates referred
                      to in the within-mentioned Agreement.

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Trustee

                                         By:
                                             -----------------------------------
                                             Authorized Officer

                             FORM OF TRANSFER NOTICE

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

Date:                                    [Name of Transferor]

                                         NOTE: The signature must correspond
                                         with the name as written upon the face
                                         of the within-mentioned instrument in
                                         every particular, without alteration or
                                         any change whatsoever.

Signature Guarantee:
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